Exhibit 107
Calculation of Filing Fee Tables
FORM
S-4
(Form Type)
APA Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	7.70% Notes due 2026	457(f)(2)	$78,588,000	100%	$78,588,000	0.0001476	$11,599.59

Fees to Be Paid	Debt	7.95% Notes due 2026	457(f)(2)	$132,118,000	100%	$132,118,000	0.0001476	$19,500.62

Fees to Be Paid	Debt	4.875% Notes due 2027	457(f)(2)	$107,724,000	100%	$107,724,000	0.0001476	$15,900.06

Fees to Be Paid	Debt	4.375% Notes due 2028	457(f)(2)	$324,715,000	100%	$324,715,000	0.0001476	$47,927.93

Fees to Be Paid	Debt	7.75% Notes due December 15, 2029	457(f)(2)	$235,407,000	100%	$235,407,000	0.0001476	$34,746.07

Fees to Be Paid	Debt	4.250% Notes due 2030	457(f)(2)	$515,917,000	100%	$515,917,000	0.0001476	$76,149.35

Fees to Be Paid	Debt	6.000% Notes due 2037	457(f)(2)	$443,223,000	100%	$443,223,000	0.0001476	$65,419.71

Fees to Be Paid	Debt	5.100% Notes due 2040	457(f)(2)	$1,332,639,000	100%	$1,332,639,000	0.0001476	$196,697.52

Fees to Be Paid	Debt	5.250% Notes due 2042	457(f)(2)	$399,131,000	100%	$399,131,000	0.0001476	$58,911.74

Fees to Be Paid	Debt	4.750% Notes due 2043	457(f)(2)	$427,662,000	100%	$427,662,000	0.0001476	$63,122.91

Fees to Be Paid	Debt	4.250% Notes due 2044	457(f)(2)	$210,863,000	100%	$210,863,000	0.0001476	$31,123.38

Fees to Be Paid	Debt	7.375% Debentures due 2047	457(f)(2)	$150,000,000	100%	$150,000,000	0.0001476	$22,140

Fees to Be Paid	Debt	5.350% Notes due 2049	457(f)(2)	$386,754,000	100%	$386,754,000	0.0001476	$57,084.89

Fees to Be Paid	Debt	7.625% Debentures due 2096	457(f)(2)	$39,170,000	100%	$39,170,000	0.0001476	$5,781.49

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$4,783,911,000		$706,105.26

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$706,105.26

(1)
Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.